SECOND AMENDMENT TO JUNIOR OPEN-END REAL PROPERTY
                  MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT
                               OF LEASES AND RENTS
                             (Mahoning County, Ohio)

     THIS SECOND AMENDMENT TO JUNIOR OPEN-END REAL PROPERTY MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "Amendment"), made as of October 31, 2004, is made and executed by PERFORMA CORP., an Ohio corporation ("Mortgagor"), and LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, successor to LaSalle Business Credit, Inc., a Delaware corporation (in its individual capacity, "LaSalle"), as agent (LaSalle in its capacity as agent being hereinafter referred to as "Agent") for Lenders (as "Lenders" is defined in the Amended Loan and Security Agreement referred to below) and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch.

                                    RECITALS:

     I. Mortgagor executed and delivered to Agent a Junior Open-End Real Property Mortgage, Security Agreement and Assignment of Leases and Rents dated as of June 21, 2002 originally filed with the Recorder of Mahoning County, Ohio in Book 5226, Page 1303, as amended from time to time (the "Mortgage"). A legal description of the real estate encumbered by the Mortgage (the "Mortgaged Property) is attached as Exhibit A and incorporated herein. The Mortgage secures
(i) loans made pursuant to a certain Amended and Restated Loan and Security Agreement dated as of May 8, 2003 (said Amended and Retated Loan Agreement, as amended from time to time, being hereinafter referred to as the "Loan
Agreement") pursuant to which Lenders agreed to make loans to Cantar/Polyair Corporation, Atlantic Pool Products Corporation, formerly known as Cantar/Polyair of Illinois, Inc., Mabex Universal Corporation, and Performa Corp., as borrowers ("Borrowers"), in the maximum aggregate principal amount of $52,200,000 (the "Loans"), and (ii) a guaranty by Mortgagor of certain loans made pursuant to a certain Amended and Restated Credit Agreement dated as of May 8, 2003 in the maximum aggregate principal amount of $19,800,000 (the "Canadian Loans"). The Loans consist of (i) revolving loans in the maximum aggregate principal amount of $42,000,000 (the "Revolving Loans"); (ii) a term loan "A" in the original principal amount of $4,600,000 (the "Term Loan A"), which term loan is evidenced by one or more notes having a maturity date of November 1, 2005 ("Term Notes A"), and (iii) a term loan "B" in the original principal amount of $5,600,000 (the "Term Loan B"), which term loan is evidenced by one or more notes having a maturity date of November 1, 2005 ("Term Notes B").

     II. Concurrently herewith, the Loan Agreement is being amended by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement of even date herewith pursuant to which (i) Term Loan A is being increased from the outstanding principal balance of $1,121,428.43 to $4,441,000 ("Amended Term Loan A") and (ii) Term Loan B is being increased from the outstanding principal balance of $4,339,999.91 to $5,360,000 ("Amended Term Loan B"). Term Notes A are being amended and restated in their entirety by notes in the aggregate principal amount of $4,441,000 (said notes, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to "Amended Term Notes A") and Term Notes B are being amended and restated in their entirety by notes in the aggregate principal amount of $5,360,000 (said notes, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to "Amended Term Notes B"). The Canadian Loans are being increased to the maximum principal amount of $20,142,000 (the "Amended Canadian Loans").

     III. The parties hereto now wish to amend the Mortgage to secure the increases in Term Loan A and Term Loan B and to secure the increase in the Canadian Loans which are guarantied by Mortgagor.

                                   AGREEMENTS:

     Mortgagor and Agent agree as follows:

     1. The Recitals are hereby incorporated herein by reference.

     2. The Mortgage is hereby amended to secure the increases in Term Loan A and Term Loan B and to secure the increase in the Canadian Loans which are guarantied by Mortgagor, in addition to all indebtedness heretofore secured.

     3. The Mortgage is hereby amended to conform to the terms hereof.

     4. Except as amended hereby, the Mortgage remains in full force and effect in accordance with its original terms.

     5. This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but both of which counterparts together shall constitute one original.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.

Signed and acknowledged in the            PERFORMA CORP., an Ohio corporation
presence of:

___________________________________       By____________________________________
Print Name:________________________       Print Name____________________________
                                          Its___________________________________
___________________________________
Print Name:________________________




Signed and acknowledged in the            LASALLE BUSINESS CREDIT, LLC, a
presence of:                              Delaware limited liability company

___________________________________
Print Name:________________________       By____________________________________
                                          Print Name____________________________
___________________________________       Its___________________________________
Print Name:________________________


                           THIS INSTRUMENT PREPARED BY
                         AND AFTER RECORDING RETURN TO:

                              Carole K. Towne, Esq.
                          GOLDBERG, KOHN, BELL, BLACK,
                            ROSENBLOOM & MORITZ, LTD.
                        55 East Monroe Street, Suite 3700
                             Chicago, Illinois 60603
                                 (312) 201-4000

                                 ACKNOWLEDGMENT


STATE OF                            )
                                    )  SS
COUNTY OF                           )



     I, __________________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ______________________________, the ___________________________________ of Performa Corp., an Ohio corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that __he signed and delivered said instrument as h___ own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this ______ day of ____________, 2004.


                                                      _________________________
                                                      Notary Public

                                                      My Commission Expires:

                                                      _________________________

                                 ACKNOWLEDGMENT


STATE OF                            )
                                    )  SS
COUNTY OF                           )



     I, __________________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ______________________________, the ___________________________________ of LaSalle Business Credit, LLC, a
Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that __he signed and delivered said instrument as h___ own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this _____ day of ____________, 2004.


                                                      _________________________
                                                      Notary Public
                                                      My Commission Expires:

                                                      _________________________

                                    EXHIBIT A

                                Legal Description